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                                                                     EXHIBIT 3.1

                               TANDUS GROUP, INC.
                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      NAME

     The name of the Corporation is Tandus Group, Inc.

                                   ARTICLE II
                                     PURPOSE

     The Corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

                                   ARTICLE III
                                AUTHORIZED SHARES

     PART A.   AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 246,000,000 shares, consisting of:

          (1) 45,000,000 shares of Class A Preferred Stock, no par value per share (the "CLASS A PREFERRED");

          (2) 200,000,000 shares of Class B Preferred Stock, no par value per share (the "CLASS B PREFERRED"); and

          (3) 1,000,000 shares of common stock, no par value per share (the "COMMON STOCK").

     No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

          The Class A Preferred and the Class B Preferred are referred to collectively as the "PREFERRED STOCK." The Preferred Stock and the Common Stock are referred to collectively as the "CAPITAL STOCK." The Capital Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in PART D hereof.

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     PART B.   THE PREFERRED STOCK.

          SECTION 1.    DIVIDENDS.

          11. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the laws of the Commonwealth of Virginia, the Corporation shall pay preferential dividends in cash to the holders of the Preferred Stock as provided in this SECTION 1. Dividends on each share of the Preferred Stock (a "PREFERRED SHARE") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Preferred Share (or, in the case of accumulated and unpaid dividends, from and including the Dividend Reference Date (as defined below) on which they were accumulated) to and including the first to occur of (i) the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Preferred Share by the Corporation and (ii) the date on which such Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

          12. DIVIDEND REFERENCE DATE. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2001 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and dividends shall accrue thereon pursuant to SECTION 1A) and shall remain accumulated dividends with respect to such Preferred Share until paid to the holder thereof.

          13. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided in this PART B, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be

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distributed pro rata among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder.

          SECTION 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION EVENT"), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred Stock shall not be entitled to any further payment. If upon any Liquidation Event, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount they are entitled to be paid under this SECTION 2, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of the Preferred Stock held by each such holder. Prior to any Liquidation Event, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any Liquidation Event to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Share and each share of Common Stock in connection with such Liquidation Event.

          SECTION 3.    PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND
REDEMPTIONS.

          So long as any Preferred Stock remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; PROVIDED that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation or any of its Subsidiaries in accordance with any repurchase provisions contained in any employment agreement or other agreement with such employees containing such provisions.

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          SECTION 4.    REDEMPTIONS.

          41. SCHEDULED REDEMPTION. On January 25, 2021 (the "CLASS A SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding shares of Class A Preferred ("CLASS A SHARES") at a price per share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon), and on January 25, 2019 (the "CLASS B SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding shares of Class B Preferred ("CLASS B SHARES") at a price per share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

          42. OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the Preferred Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). If less than all of the Preferred Shares outstanding are to be redeemed by the Corporation at any time, then the number of Preferred Shares to be redeemed from each holder of shares at such time shall be determined pro rata based upon the aggregate Liquidation Value of such shares held by each such holder (plus all accrued and unpaid dividends thereon); PROVIDED THAT, the Corporation may repurchase Preferred Shares from present or former employees of the Corporation or any of its Subsidiaries in accordance with any repurchase provisions contained in any employment agreement or other agreement with such employees containing such provisions, without any obligation, at the time of such repurchase, to redeem any Preferred Shares from any other holders of Preferred Shares.

          43. REDEMPTION PAYMENTS. For each Preferred Share that is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in cash in immediately available funds equal to the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Shares pro rata among the holders of the Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the

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Preferred Shares which the Corporation has become obligated to redeem on any
Redemption Date but which it has not redeemed.

          44. NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Preferred Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Preferred Shares.

          45. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. Except as otherwise provided herein, the number of Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

          46. DIVIDENDS AFTER REDEMPTION DATE. No Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Preferred Share. On such date, all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall no longer be deemed to be issued and outstanding.

          47. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          48. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Preferred Shares owned by each such holder.

          SECTION 5.    VOTING RIGHTS.

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          Except as otherwise provided herein and as otherwise required by applicable law, the holders of Preferred Stock shall have no voting rights.

          SECTION 6.    REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares of the class represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the Preferred Stock represented by the surrendered certificate.

          SECTION 7.    REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares of the class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

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          SECTION 8.    AMENDMENT AND WAIVER.

          Except as otherwise provided herein, no modification, amendment or waiver of any provision of this PART B shall be effective unless such modification, amendment or waiver is approved in writing by the Corporation and the holders of at least 50% of the Preferred Stock then outstanding; PROVIDED, that, no modification, amendment or waiver of any provision of SECTION 4 this PART B shall be effective unless such modification, amendment or waiver is approved in writing by the Corporation, the holders of at least 50% of the Class A Preferred then outstanding and the holders of at least 50% of the Class B Preferred then outstanding; PROVIDED that in the event that such amendment or waiver by its terms treats any holder or group of holders of Preferred Stock adversely relative to other holders of Preferred Stock, then such amendment or waiver will require the consent of a majority of Preferred Stock held by such holder or group of holders of Preferred Stock so adversely treated.

          SECTION 9.    NOTICES.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     PART C.   THE COMMON STOCK.

          SECTION 1.    VOTING RIGHTS.

          Except as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation.

          SECTION 2.    DIVIDENDS.

          As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the rights of holders of the Preferred Stock.

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          SECTION 3.    LIQUIDATION.

          Subject to the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          SECTION 4.    REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          SECTION 5.    REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 6.    NOTICES.

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          All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).
          SECTION 7.    AMENDMENT AND WAIVER.

          Except as otherwise provided herein, no modification, amendment or waiver of any provision of this PART C shall be effective unless such modification, amendment or waiver is approved in writing by the Corporation and the holders of at least 50% of the Common Stock then outstanding; PROVIDED that in the event that such amendment or waiver by its terms treats any holder or group of holders of Common Stock adversely relative to other holders of Common Stock, then such amendment or waiver will require the consent of a majority of Common Stock held by such holder or group of holders of Common Stock so adversely treated.

     PART D.   DEFINITIONS.

          "COMMON STOCK" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

          "LIQUIDATION VALUE" of any Preferred Share as of any particular date shall be equal to $1.00.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "REDEMPTION DATE" as to any Preferred Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is actually paid in full on

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such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                                   ARTICLE IV
                     LIMIT ON LIABILITY AND INDEMNIFICATION

          SECTION 1. DEFINITIONS. For purposes of this Article the following definitions shall apply:

          "applicant" means the person seeking indemnification pursuant to this Article.

          "expenses" includes counsel fees.

          "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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          SECTION 2.  In any proceeding brought by or in the right of the
Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

          SECTION 3. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

          SECTION 4. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

          SECTION 5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

          SECTION 6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 3.

          The determination shall be made:

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          (1)  By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under subsection (1) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3)  By special legal counsel:

               (a) Selected by the Board of Directors or its committee in the manner prescribed in subsection (1) or (2) of this section; or

               (b) If a quorum of the Board of Directors cannot be obtained under subsection (1) of this section and a committee cannot be designated under subsection (2) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) of this Section 6 to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     SECTION 7. (1) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under
Section 3 if the applicant furnishes the Corporation:

               (a) a written statement of his or her good faith belief that he or she has met the standard of conduct described in Section 3; and

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               (b) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

          (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

          (3) Authorizations of payments under this section shall be made by the persons specified in Section 6.

     SECTION 8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

     SECTION 9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other

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means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); PROVIDED, HOWEVER, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

     SECTION 11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                    ARTICLE V
                               SHAREHOLDER CONSENT

     SECTION 1. A special meeting of the shareholders of the Corporation for any purpose or purposes may be held at any time upon the call of (a) the Chairman of the Board or the President of the Corporation or (b) the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at such special meeting, provided, that all of such shareholders must sign, date and deliver to the Corporation's secretary one or more demands for such meeting describing the purpose or purposes for which it is to be held.

     SECTION 2. For such periods as the Corporation shall have fewer than 300 shareholders, any action required or permitted by the Virginia Stock Corporation Act to be taken at a shareholders' meeting may be taken without a meeting and without prior notice, if the action is taken by the written consent of shareholders who would be entitled to vote at a meeting of holders of outstanding shares and who have voting power to cast not less than the minimum number (or the applicable minimum numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted.

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